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Exhibit 5.2

CONSENT OF BDO AUDIT

        The undersigned hereby consents to the use of their report(s), dated February 27, 2013, relating to the consolidated financial statements of Aurora Oil & Gas Limited and subsidiaries ("Aurora") for the year ended December 31, 2012 and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in this Registration Statement on Form F-10 of Baytex Energy Corp.

Yours faithfully, BDO Audit (WA) Pty Ltd. /s/ BDO GLYN O'BRIEN Glyn O'Brien Director Perth, 6th February 2014 Independent Registered Chartered Accountants

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  Exhibit 5.2
CONSENT OF BDO AUDIT